Exhibit 21.1

Subsidiaries of the Registrant

Certain subsidiaries of the Registrant and their subsidiaries are listed below. The names of certain subsidiaries, which considered in the aggregate would not constitute a significant subsidiary, have been omitted.

Name	Country of Organization

Sistemes Consulting S.A.	Andorra

Accenture S.A.	Argentina

Accenture Technology Solutions Pty Ltd	Australia
Accenture Australia Holdings Pty Ltd	Australia
Accenture HR Services (Australia) Ltd	Australia
Diversiti Pty Ltd	Australia

Accenture GmbH	Austria

Accenture S.A.\N.V.	Belgium
Accenture Technology Ventures S.P.R.L.	Belgium

Partners Security Ltd	Bermuda
Accenture Australia Ltd	Bermuda
Accenture Australia (1) Ltd	Bermuda
Accenture Australia (2) Ltd	Bermuda
Accenture Australia (3) Ltd	Bermuda

ENMAX Technology Bolivia S.A.	Bolivia

Accenture do Brasil Ltda	Brazil
Accenture Technology Solutions Ltda	Brazil

Accenture Canada Holdings Inc.	Canada
Accenture, Inc	Canada
Accenture Technology Solutions – Canada, Inc.	Canada
Also known as Solutions
technologiques Accenture — Canada, Inc.
Accenture Business Services of BC LP	Canada
Accenture Nova Scotia	Canada
CustomerWorks Inc.	Canada

Name	Country of Organization

Accenture Chile Asesorias y Servicios Ltda	Chile

Accenture (Shanghai) Co Ltd Accenture Technology Solutions (Dalian) Co Ltd	China China

Accenture Ltda	Colombia

Accenture Services, s.r.o.	Czech Republic

Accenture I/S	Denmark
Accenture Denmark Holdings A/S	Denmark
Accenture Australia Holdings ApS	Denmark
Accenture Technology Solutions A/S	Denmark

Enmaxtechnology Ecuador S.A.	Ecuador

Accenture Oy	Finland
Accenture Technology Solutions Oy	Finland

Accenture S.A.S.	France
Accenture Technology Solutions S.A.S.	France

Accenture GmbH	Germany
Accenture Management GmbH	Germany
Accenture Holding GmbH & Co. KG	Germany
Accenture Dienstleistungen GmbH	Germany
Accenture Technology Solutions GmbH	Germany
Accenture Services fur Kreditinstitute GmbH	Germany
Accenture Services fur Human Resources GmbH	Germany

Accenture PLC	Gibraltar
Accenture US Ltd	Gibraltar
Accenture Finance (Gibraltar) Ltd	Gibraltar
Accenture Finance (Gibraltar) II Ltd	Gibraltar
Accenture Finance (Gibraltar) III Ltd	Gibraltar
Accenture Minority III Ltd	Gibraltar
Accenture Minority IV Ltd	Gibraltar
Accenture Technology Ventures (Gibraltar) Ltd	Gibraltar

Accenture Symvouleftiki S.A.	Greece
Accenture BPM S.A.	Greece

Name	Country of Organization

Accenture Company Ltd	Hong Kong
Accenture Technology Solutions (HK) Co. Ltd.	Hong Kong

Accenture Tanacsado Korlatolt Felelossegu	Hungary
Tarsasag KFT (Also known as Accenture KFT)

Accenture India Private Ltd	India
Accenture Services Private Ltd	India

P.T. Accenture	Indonesia

Accenture	Ireland
Accenture European Service Center Ltd	Ireland
Accenture IOM 1 Company Limited	Isle of Man
Accenture IOM 2 Company Limited	Isle of Man

Accenture Ltd	Israel

Accenture SpA	Italy
Accenture Technology Solutions SRL	Italy
Accenture Pension Services	Italy

Accenture Japan Ltd	Japan
Accenture Technology Solutions KK	Japan

Accenture S.A.	Luxembourg
Accenture S.C.A.	Luxembourg
Accenture International Sarl	Luxembourg
Accenture Minority III Norway 1 S.C.A.	Luxembourg
Accenture Minority III Norway 2 S.C.A.	Luxembourg
Accenture International Capital SCA	Luxembourg

Accenture Sdn. Bhd.	Malaysia
Accenture Technology Solutions Sdn. Bhd.	Malaysia

Accenture Mauritius Ltd	Mauritius
Accenture (Mauritius) Onshore Ltd	Mauritius
Beaumont Development Centre Holding Ltd	Mauritius

Name	Country of Organization

Accenture S.C	Mexico

Accenture Holdings B.V.	Netherlands
Accenture Branch Holdings B.V.	Netherlands
Accenture Services B.V.	Netherlands
Accenture Finance B.V.	Netherlands
Accenture Properties (2) B.V.	Netherlands
Echitaa Properties B.V.	Netherlands
Accenture India Holdings B.V.	Netherlands
Accenture Middle East B.V.	Netherlands
Accenture Central Europe B.V.	Netherlands
Accenture Greece B.V.	Netherlands
Accenture Australia Holding B.V.	Netherlands
Accenture Korea BV	Netherlands
Accenture Technology Ventures B.V.	Netherlands
Accenture Participations B.V.	Netherlands
Accenture Minority I B.V.	Netherlands
Accenture B.V.	Netherlands
Accenture Technology Solutions B.V.	Netherlands
Partners Technology Mexico Holdings BV	Netherlands

Accenture Ltd	Nigeria

Accenture A.N.S.	Norway

Accenture, Inc	Philippines

Accenture Sp. z.o.o.	Poland
Accenture Services Sp. z.o.o.	Poland

Accenture Consultores de Gestao S.A.	Portugal
Coritel Solucoes Informaticas Integradas S.A.	Portugal

Accenture OOO	Russia

Accenture Pte Ltd	Singapore
Accenture Technology Solutions Pte Ltd	Singapore

Accenture s.r.o.	Slovak Republic
Accenture Services s.r.o.	Slovak Republic
Accenture Technology Solutions – Slovakia s.r.o.	Slovak Republic

Name	Country of Organization

Accenture (South Africa) Pty Ltd	South Africa
Accenture Services (South Africa) Pty Ltd	South Africa
Accenture Technology Solutions Pty Ltd	South Africa
Accenture Africa Ltd	South Africa

Accenture Yuhan Hoesa	South Korea
also known as Accenture Ltd
Accenture Technology Solutions Ltd	South Korea

Accenture S.L.	Spain
Accenture (Iberia) Holdings SL	Spain
Coritel S.A.	Spain
Integration Services S.A.	Spain
Alnova Technologies Corporation S.A.	Spain
Business Process Management S.A.	Spain
Accenture Formacion Sociedad Civil	Spain
CustomerWorks Europe SL	Spain
Energuiaweb SL	Spain

Accenture A.B.	Sweden
Accenture Services A.B.	Sweden
Accenture Technology Solutions AB	Sweden

Accenture A.G.	Switzerland
Accenture Holding GmbH	Switzerland
Accenture Global Services GmbH	Switzerland
Accenture Finance GmbH	Switzerland

Accenture Co Ltd	Taiwan

Accenture Solutions Co Ltd	Thailand
Accenture Co Ltd.	Thailand

Accenture Danismanlik Limited Sirketi	Turkey
Accenture BPM is Yonetimi Limited Sirketi	Turkey

Accenture (UK) Ltd	United Kingdom
Accenture Scientific Ltd	United Kingdom
Accenture Software ltd	United Kingdom
Accenture Management Ltd	United Kingdom
Cooperate Ltd	United Kingdom
The Accenture Group	United Kingdom

Name	Country of Organization

Accenture Services Ltd	United Kingdom
Accenture (UK)	United Kingdom
Accenture Pension Trustees Ltd	United Kingdom
Accenture Retirement Savings Plan Ltd	United Kingdom
Accenture Technology Solutions Ltd	United Kingdom
Accenture HR Services Inc.	United Kingdom

Accenture LLP	United States
Accenture, Inc	United States
Accenture LLC	United States
Accenture Capital, Inc.	United States
Accenture Sub Inc.	United States
Digital Asset Management Co.	United States
Navitaire Inc.	United States
Proquire LLC	United States
Accenture National Security Services LLC	United States
Accenture Relocation Services LLC	United States
Accenture HR Services LLC	United States
Accenture Technology Solutions Inc.	United States

Accenture C.A.	Venezuela